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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 21, 2003 except as to Note 10, which is as of February 26, 2003, relating to the financial statements and financial statement schedule of Electronics for Imaging, Inc. which appears in the Company's Annual Report on Form 10-K/A for the year ended December 31, 2002.

/s/ PricewaterhouseCoopers LLP
San Jose, California
November 4, 2003